EXHIBIT 3.1

ARTICLES OF AMENDMENT
OF
UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

The Restated Articles of Incorporation, as amended, of the corporation are amended as follows:

(a)           Amendment to Article V.  Article V of the Restated Articles of Incorporation, as amended, of the corporation is amended by deleting the first paragraph of Article V and replacing it with the following in lieu thereof.

“The corporation shall have authority to issue 500,000,000 shares of common stock, $1.00 par value (the “Common Stock”), 130,000,000 shares of non-voting common stock, $1.00 par value (the “Non-Voting Common Stock”), having the powers, rights, and preferences, and the qualifications, limitations and restrictions thereof, as set forth in Exhibit A attached hereto and 10,000,000 shares of preferred stock, $1.00 par value (the “Preferred Stock”).  Subject to the provisions of any applicable law or the Bylaws of the corporation (as from time to time amended) with respect to fixing the record date for the determination of shareholders entitled to vote, and except as otherwise provided by any applicable law or the by the resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each share being entitled to one vote.”

(b)           Non-Voting Common Stock.  The Restated Articles of Incorporation, as amended, of the corporation are amended by adding the powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, of the Non-Voting Common Stock as set forth in Exhibit A attached hereto.

3.

The amendment was adopted by the board of directors of the corporation at a meeting duly convened and held on March 14, 2011 and duly approved by the shareholders of the corporation on June 16, 2011 in accordance with the provisions of O.C.G.A. § 14-2-1003.

4.

The effective time of these Articles of Amendment is at 5:00 p.m. on the date of filing of these Articles of Amendment.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation, as amended, of United Community Banks, Inc. this 17th day of June, 2011.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Name:	Rex S. Schuette
Title:	EVP & CFO

Exhibit A
CERTIFICATE OF DESIGNATION
OF
NON-VOTING COMMON STOCK
OF
UNITED COMMUNITY BANKS, INC.

1.  Designation.  The shares of such class of non-voting common stock, $1.00 par value, of United Community Banks, Inc. (the “Corporation”) shall be designated “Non-Voting Common Stock” (referred to herein as the “Non-Voting Common Stock”).

2.  Authorized Number.  The number of shares constituting the Non-Voting Common Stock shall be as set forth in the first paragraph of Article V of the Restated Articles of Incorporation, as amended.

3.  Rights.  Except as set forth below, the Non-Voting Common Stock shall have the same rights and privileges, share ratably and be identical in all respects to the Common Stock as to all matters.  Each share of Non-Voting Common Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of Non-Voting Common Stock of the Corporation.

4.  Voting Rights.  The holders of Non-Voting Common Stock shall have no voting rights except as provided herein or required by law. Notwithstanding the foregoing, and in addition to any other vote required by law, the affirmative vote of the holders of a majority of the outstanding shares of Non-Voting Common Stock, voting separately as a class, shall be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of these Articles of Amendment that significantly and adversely affects the rights, preferences or privileges of the Non-Voting Common Stock contained herein.

5.  Dividends.  Subject to preferential dividend rights, if any, applicable to any shares of the Preferred Stock, the holders of Non-Voting Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors on the Common Stock.  If a dividend is declared and paid with respect to the Common Stock, then the Board shall declare and pay an equivalent dividend, on a per share basis, to the Non-Voting Common Stock.  Likewise, if the Board of Directors declares and pays a dividend on the Non-Voting Common Stock, it shall declare and pay an equivalent dividend, on a per share basis, on the Common Stock.  The holders of the Non-Voting Common Stock shall share ratably in any such dividend in proportion to the number of shares of Common Stock and Non-Voting Common Stock held by each such holder.  All dividends paid with respect to the Common Stock and Non-Voting Common Stock shall be paid pro rata to the holders of such shares entitled thereto; provided, however, that no dividend payable in Common Stock or rights or warrants to subscribe for Common Stock shall be declared on the Non-Voting Common Stock and no dividend payable in Non-Voting Common Stock or rights or warrants to subscribe for Non-Voting Common Stock shall be declared on the Common Stock, but instead, in the case of such a dividend, each class shall receive such dividend in like stock or rights or warrants to subscribe for like stock.

6.  Distributions.  In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of the Common Stock and the Non-Voting Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock and Non-Voting Common Stock held by them.

7.  Adjustment.  In the event of any stock split, combination or other reclassification of shares of either the Common Stock or the Non-Voting Common Stock, the outstanding shares of the other class shall be proportionately split, combined or reclassified in a similar manner, provided, however, that in any such transaction, only holders of Common Stock shall receive shares of Common Stock and only holders of Non-Voting Common Stock shall receive shares of Non-Voting Common Stock.

8.  Conversion.

(a)    The Non-Voting Common Stock may be converted into Common Stock in accordance with the provisions of this paragraph 8 by any Convertible Holder following an Approved Transfer (as defined herein).  The term “Approved Transfer” means a sale or other transfer (i) to an Affiliate of the holder of the Non-Voting Common Stock to be transferred under common control with such holder’s ultimate parent, general partner or investment advisor but only if the transferee agrees in writing for the benefit of the Corporation to be bound by the terms of that certain Investment Agreement or Subscription Agreement by and between the Corporation and such holder pursuant to which such shares of Non-Voting Common Stock were sold to such holder (the “Investment Agreement”); (ii)  in a widely distributed public offering registered pursuant to the Securities Act of 1933, as amended; (iii) to a person that is acquiring at least a majority of the Corporation’s outstanding “voting securities” (as defined in the Bank Holding Company Act of 1956, as amended and any rules or regulations promulgated thereunder) not including any voting securities such person is acquiring from the holder of the Non-Voting Common Stock to be transferred or its Affiliates; or (iv) upon certification by the holder of the Non-Voting Common Stock to be transferred in writing to the Corporation that the such holder believes that the transferee shall not, after giving effect to such transfer, own for purposes of the Bank Holding Company Act of 1956, as amended, or the Change of Bank Control Act of 1978, as amended, and any rules and regulations promulgated thereunder, more than 2% of any class of voting securities of the Corporation outstanding at such time.  The term “Affiliate” means, with respect to any person, any person directly or indirectly, controlling, controlled by or under common control with, such other person.  “Convertible Holder” means a holder of Non-Voting Common Stock, other than the initial holder of such Non-Voting Common Stock or an Affiliate thereof, who acquires one or more shares of Non-Voting Common Stock in an Approved Transfer.

(b)     Conditions of Conversion.  Following an Approved Transfer, a Convertible Holder may surrender to the Corporation (at the principal office of the Corporation) a certificate or certificates representing all or part of the Convertible Holder’s shares of Non-Voting Common Stock and in such event each share of Non-Voting Common Stock represented by such certificate or certificates will convert into one share of Common Stock.  Except as otherwise provided herein, each conversion of Non-Voting Common Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing such shares of Non-Voting Common Stock to be converted have been surrendered for conversion at the principal office of the Corporation.  Notwithstanding any other provision hereof, if a conversion of Non-Voting Common Stock is to be made in connection with a merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property or any dissolution or liquidation, the conversion of any shares of Non-Voting Common Stock may, at the election of the holder thereof, be conditioned upon the consummation of such event or transaction, in which case such conversion shall not be deemed to be effective until such event or transaction has been consummated.

(c)      Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Non-Voting Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Non-Voting Common Stock.  The Corporation shall take all action necessary so that all shares of Common Stock issuable upon conversion of Non-Voting Common Stock will, upon issue, be duly and validly issued, fully paid, and non-assessable, and free from all taxes, liens, charges and encumbrances in respect of the issuance or delivery thereof.  The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock issuable upon conversion of the Non-Voting Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).  The Corporation shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Non-Voting Common Stock.

9.  Mergers, Consolidations, Etc.  In the event of any merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of Non-Voting Common Stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each share of Common Stock would be entitled to receive as a result of such transaction, provided that at the election of such holder, any securities issued with respect to the Non-Voting Common Stock shall be non-voting securities under the resulting corporation’s organizational documents and the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Non-Voting Common Stock then outstanding) and take such actions necessary to ensure that holders of the Non-Voting Common Stock shall retain securities with substantially the same rights and benefits as the Non-Voting Common Stock.  Subject to the foregoing, in the event the holders of Common Stock are provided the right to convert or exchange Common Stock for stock or securities, cash and/or any other property, then the holders of the Non-Voting Common Stock shall be provided the same right based upon the number of shares of Common Stock such holders would be entitled to receive if such shares of Non-Voting Common Stock were converted into shares of Common Stock immediately prior to such offering.  In the event that the Corporation offers to repurchase shares of Common Stock from its shareholders generally, the Corporation shall offer to repurchase Non-Voting Common Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase.  In the event of any pro rata subscription offer, rights offer or similar offer to holders of Common Stock, the Corporation shall provide the holders of the Non-Voting Common Stock the right to participate based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such offering; provided that at the election of such holder, any shares issued with respect to the Non-Voting Common Stock shall be issued in the form of Non-Voting Common Stock rather than Common Stock.

10.     Notices.  At any time notice is provided to the holders of Common Stock, the Corporation shall give written notice to all holders of Non-Voting Common Stock at or prior to such time.

ARTICLES OF AMENDMENT
OF
UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

In connection with the corporation’s reclassification of its common stock pursuant to which each 1 share of common stock is to be reclassified into one-fifth (1/5) of a share of common stock (so that, conversely, each 5 shares of such common stock is to be reclassified into 1 share of common stock), Section I of the Certificate of Designation of Common Stock Equivalent Junior Preferred Stock of United Community Banks, Inc. is amended by deleting the definition of “Initial Conversion Rate” therein and replacing it with the following in lieu thereof:

“Initial Conversion Rate” means, for each share of Junior Preferred Stock, twenty (20) shares of Common Stock.

In addition, in connection with such reclassification, the corporation hereby supplements the Certificate of Rights and Preferences of Series C Convertible Preferred Stock of United Community Banks, Inc. as set forth in the Supplemental Certificate of Rights and Preferences attached hereto as Exhibit A.

3.

Article V of the Restated Articles of Incorporation, as amended, of the corporation is amended by deleting the first paragraph of Article V and replacing it with the following in lieu thereof:

“The corporation shall have authority to issue 100,000,000 shares of common stock, $1.00 par value (the “Common Stock”), 26,000,000 shares of non-voting common stock, $1.00 par value (the “Non-Voting Common Stock”), having the powers, rights and preferences, and the qualifications, limitations and restrictions thereof, as set forth in Exhibit A attached hereto, and 10,000,000 shares of preferred stock, $1.00 par value (the “Preferred Stock”).  Subject to the provisions of any applicable law or the Bylaws of the corporation (as from time to time amended) with respect to fixing the record date for the determination of shareholders entitled to vote, and except as otherwise provided by any applicable law or by the resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each share being entitled to one vote.”

The amendment to Article V of the Restated Articles of Incorporation, as amended, will result in each 1 share of the corporation’s common stock and each 1 share of the corporation’s non-voting common stock to be reclassified into one-fifth (1/5) of a share of common stock or non-voting common stock, respectively (so that, conversely, each 5 shares of such common stock or non-voting common stock is to be reclassified into 1 share of common stock or non-voting common stock, respectively).  The $1.00 par value of the common stock and non-voting common stock will not change as a result of such reclassification.

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4.

The amendment set for in Section 2 hereof was adopted by the board of directors of the corporation at a meeting duly convened and held on June 16, 2011, and shareholder approval was not required for such amendment pursuant to the Georgia Business Corporation Code.

The amendment set for in Section 3 hereof was adopted by the board of directors of the corporation at a meeting duly convened and held on April 15, 2011 and duly approved by the shareholders of the corporation on June 16, 2011 in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

5.

The effective time of these Articles of Amendment is at 5:01 p.m. on the date of the filing of these Articles of Amendment.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation, as amended, of United Community Banks, Inc. this 17th day of June, 2011.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Name:	Rex S. Schuette
Title:	EVP & CFO

2

Exhibit A

SUPPLEMENTAL CERTIFICATE OF RIGHTS AND PREFERENCES
OF
SERIES C CONVERTIBLE PREFERRED STOCK
OF
UNITED COMMUNITY BANKS, INC.

Pursuant to the authority vested in the Board of Directors (the “Board”) by the Restated Articles of Incorporation of United Community Banks, Inc. (the “Corporation”), as amended (the “Articles of Incorporation”), the Board does hereby supplement the Certificate of Rights and Preferences of Series C Convertible Preferred Stock of United Community Banks, Inc. (the “Certificate”) by adding the following thereto:

For purposes of clarification, if the Company at any time subdivides or combines (by, as applicable, any stock split, reverse stock split, stock dividend, other reclassification, recapitalization, reorganization or otherwise) the shares of Common Stock and/or Common Stock Equivalent Junior Preferred Stock into a greater or lesser number of shares, as the case may be, then, after the date of record for effecting each such transaction, all measurements and references herein related to Conversion Price and Redemption Price will be proportionately decreased or increased, respectively, and all references to share numbers for such securities herein will be proportionately increased or decreased, respectively, to reflect the effect of any such transaction.

In addition, notwithstanding anything in the Certificate to the contrary, if the Company at any time combines (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock and/or Common Stock Equivalent Junior Preferred Stock into a smaller number of shares, then, after the date of record for effecting each such transaction, all measurements and references herein related to share prices for such securities will be proportionately increased and all references to share numbers for such securities herein will be proportionately decreased.

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